EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 033-83394, 033-86340, 033-99664 and 333-16095) and Form S-8 (File Nos. 033-62788, 033-83406, 333-39413, 333-58542 and 333-122343) of Zonagen, Inc. of our report dated March 7, 2006 relating to the consolidated financial statements of Zonagen, Inc. and subsidiary which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 13, 2006
Exhibit 23.1